                                                                      EXHIBIT 15



May 13, 1994


Merrill Lynch & Co., Inc.
World Financial Center
North Tower
New York, N.Y.  10281-1332


We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim consolidated financial information of Merrill Lynch & Co., Inc. and subsidiaries as of April 1, 1994 and for the three-month periods ended April 1, 1994 and March 26, 1993 as indicated in our report dated May 13, 1994; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended April 1, 1994, is incorporated by reference in the following documents, as amended:

Filed on Form S-8:

     Registration Statement No. 33-41942 (1986 Employee Stock Purchase Plan)

     Registration Statement No. 33-17908 (Incentive Equity Purchase Plan)

     Registration Statement No. 33-33336 (Long Term Incentive Compensation Plan)

     Registration Statement No. 33-51831 (Long Term Incentive Compensation Plan)

     Registration Statement No. 33-48846 (401(k) Savings and Investment Plan)

     Registration Statement No. 33-51829 (401(k) Savings and Investment Plan)

     Registration Statement No. 33-54154 (Non-Employee Directors' Equity Plan)

        Registration Statement No. 33-54572 (401(k) Savings and Investment Plan
           (Puerto Rico))

Filed on Form S-3:

        Debt Securities

        Registration Statement No. 33-54218

        Registration Statement No. 2-78338

        Registration Statement No. 2-89519

        Registration Statement No. 2-83477

        Registration Statement No. 33-03602

        Registration Statement No. 33-17965

        Registration Statement No. 33-27512

        Registration Statement No. 33-35456

        Registration Statement No. 33-42041

        Registration Statement No. 33-45327

        Registration Statement No. 33-49947

        Registration Statement No. 33-51489

        Registration Statement No. 33-52647

        Medium Term Notes

        Registration Statement No. 2-96315

        Registration Statement No. 33-03079

        Registration Statement No. 33-05125

        Registration Statement No. 33-09910

    Registration Statement No. 33-16165

    Registration Statement No. 33-19820

    Registration Statement No. 33-23605

    Registration Statement No. 33-27549

    Registration Statement No. 33-38879

    Other Securities

    Registration Statement No. 33-19975 (Remarketed Preferred Stock, Series C)

    Registration Statement No. 33-33335 (Common Stock)

    Registration Statement No. 33-45777 (Common Stock)



We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche

New York, New York